Exhibit 99.1

Summit Midstream Partners, LP

910 Louisiana Street, Suite 4200

Houston, TX 77002

Summit Midstream Partners, LP Announces Adjournment of Annual Meeting and Information for Reconvened Annual Meeting

Houston, Texas (May 26, 2022) – Summit Midstream Partners, LP (NYSE: SMLP) (the “Partnership” or “SMLP”) announced today that its 2022 annual meeting of limited partners initially convened and partially adjourned on May 10, 2022 and reconvened on May 26, 2022 (the “Annual Meeting”) has been adjourned, prior to conducting any business, for the purpose of soliciting additional votes with respect to Proposal 2, the approval of the Summit Midstream Partners, LP 2022 Long-Term Incentive Plan, set forth in the Partnership’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 31, 2022 (the “Proxy Statement”). A quorum was present at the Annual Meeting.

The Annual Meeting will be reconvened solely with respect to Proposal 2 on Friday, June 24, 2022 at 9:00 a.m. Central Time and will be held virtually via live webcast at https://web.lumiagm.com/275506380 (password: summit2022). The record date for determination of the limited partners of the Partnership who are holders of record of outstanding common units of the Partnership entitled to vote at the reconvened Annual Meeting remains the close of business on March 21, 2022.

Any proxies previously submitted by such holders with respect to Proposal 2 will continue to be counted. Such holders need not submit a new proxy for their votes to be counted. Such holders may revoke their proxies as set forth in the Proxy Statement.

About Summit Midstream Partners, LP

SMLP is a value-driven limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMLP provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in six unconventional resource basins: (i) the Appalachian Basin, which includes the Utica and Marcellus shale formations in Ohio and West Virginia; (ii) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (iii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iv) the Permian Basin, which includes the Bone Spring and Wolfcamp formations in New Mexico; (v) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (vi) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMLP has an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMLP also has an equity method investment in Ohio Gathering, which operates extensive natural gas gathering and condensate stabilization infrastructure in the Utica Shale in Ohio. SMLP is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws, including, without limitation, the timing of the reconvened Annual Meeting. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies and possible actions taken by us or our subsidiaries are also forward-looking statements. Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMLP’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMLP is contained in its 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2022, as amended and updated from time to time. Any forward-looking statements in this press release are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Contact: 832-413-4770; ir@summitmidstream.com

SOURCE: Summit Midstream Partners, LP

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